Exhibit 2.01
AGREEMENT OF JOINT FILING
In accordance with Rule 13d-1(k), promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a Statement on Schedule 13D, and any amendments thereto, with respect to the shares of Common Stock of eTelecare Global Solutions, Inc. and that this Agreement may be included as an Exhibit to such filing.
Each of the undersigned parties represents and warrants to the other that the information contained in any amendment thereto about it will be, true, correct and complete in all material respects and in accordance with all applicable laws. Each of the undersigned parties agrees to inform the other of any changes in such information or of any additional information which would require any amendment to the Schedule 13D and to promptly file such amendment.
Each of the undersigned parties agrees to indemnify the other for any losses, claims, liabilities or expenses (including reasonable legal fees and expenses) resulting from, or arising in connection with, the breach by such party of any representations, warranties or agreements in this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.
IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of September 29, 2008.

AMERICAN INTERNATIONAL GROUP, INC.

s/ Win J. Neuger Signature

Win J. Neuger
Executive Vice President and Chief Investment Officer (Name/Title)

PHILIPPINE AMERICAN LIFE AND GENERAL INSURANCE COMPANY

/s/ Jose L. Cuisia, Jr. Signature

Jose L. Cuisia Jr.
President and CEO (Name/Title)

AIG LIFE HOLDINGS (INTERNATIONAL) LLC

/s/ Kathleen E. Shannon Signature

Kathleen E. Shannon
President

(Name/Title)

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AMERICAN INTERNATIONAL REINSURANCE COMPANY, LTD.

/s/ Stephen George Cubbon Signature

Stephen George Cubbon
President

(Name/Title)

AMERICAN INTERNATIONAL ASSURANCE COMPANY (BERMUDA) LIMITED

/s/ John Chu

Signature

John Chu
Executive Vice President and Chief Information Officer

(Name/Title)

AIG GLOBAL INVESTMENT CORP. (ASIA) LTD.

/s/ Ada Tse

Signature

Ada Tse
Director

(Name/Title)

AIG ASIAN OPPORTUNITY G.P., L.L.C.

/s/ Ada Tse

Signature

Ada Tse
Director

(Name/Title)

AIG ASIAN OPPORTUNITY FUND LP

/s/ Ada Tse

Signature

Ada Tse
Director of General Partner

(Name/Title)

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